Exhibit 99.1

Equity Bancshares, Inc.

PRESS RELEASE - 10/21/2019

Equity Bancshares, Inc. Announces Third Quarter Earnings of $0.66

per Diluted Common Share and Net Income of $10.4 Million

Company continues focus on product delivery, full-service banking, noninterest income growth, expense reduction and overall efficiency

WICHITA, Kansas, October 21, 2019 (GLOBE NEWSWIRE) – Equity Bancshares, Inc. (NASDAQ: EQBK), (“Equity”, “we”, “us”, “our”), the Wichita-based holding company of Equity Bank, reported its unaudited results for the quarter ended September 30, 2019, including net income allocable to common stockholders of $10.4 million, or $0.66 per diluted share.  Year-to-date 2019 net income allocable to common stockholders was $15.6 million, or $0.98 per diluted share.

“I am pleased with our core earnings results in the third quarter, and two consecutive quarters of delivering growth in earnings per share to our stockholders,” said Brad Elliott, Chairman and CEO of Equity. “Our Company’s focus in reducing expenses, streamlining operations, and effectively evaluating our processes has helped us become more efficient as a four-state, 52-location bank, with positive results to stockholders.”

“Our initiatives in building our full-service banking platform have resulted in additional signature deposit customers in our regions, including key business and treasury management relationships, resulting in noninterest income growth and expansion for our Company,” said Mr. Elliott. “Our teams throughout our regions, including operations, customer service, credit administration and quality care, will continue to prioritize innovation within our products and services, efficient and effective delivery to our markets and to maintain our focus on high credit standards.”

On February 8, 2019, Equity completed its acquisition of two bank locations in Guymon, Oklahoma, and one bank location in Cordell, Oklahoma, from MidFirst Bank (“MidFirst”) of Oklahoma City, Oklahoma (“the MidFirst acquisition”).  The acquisition added total assets of $98.6 million, which included total loans of $6.5 million.  There were total deposits of $98.5 million assumed at the time of the acquisition.  Results of operations of the MidFirst acquisition are included in Equity’s 2019 results of operations subsequent to the acquisition.

Notable Items:

•

Net income before taxes for the third quarter of 2019 was $13.2 million, or $0.84 per diluted share, compared to net income before taxes of $13.3 million, or $0.82 per diluted share, for the same time period in 2018.  Net income before taxes, adjusted to exclude merger expense, was $13.2 million, or $0.84 per diluted share, for the third quarter of 2019, compared to net income before taxes, adjusted to exclude merger expense of $14.0 million, or $0.87 per diluted share, for the third quarter of 2018.

•

Stated diluted income per share in the third quarter of 2019 was $0.66.  There were no merger expenses in the third quarter of 2019.  Stated diluted income per share for the first nine months of 2019 was $0.98.  Merger expenses, adjusted for estimated income tax, were $694 thousand in the first nine months of 2019, or $0.04 per diluted share.

•

During the third quarter, the reserve ratio of the Deposit Insurance Fund reached 1.40% resulting in the application of a credit to our quarterly assessments paid to the Federal Deposit Insurance Corporation.  Application of the credit reduced expense during the three and nine month periods ended September 30, 2019 by $505 thousand ($398 thousand after tax), a benefit of $0.03 per diluted share after tax.

•

On April 18, 2019, the Board of Directors of Equity Bancshares, Inc. authorized the repurchase of up to 1,100,000 shares of our Class A Voting Common Stock, par value $0.01 per share, from time to time, beginning April 29, 2019 and concluding October 30, 2020.  The repurchase program does not obligate us to acquire a specific dollar amount or number of shares and it may be extended, modified or discontinued at any time without notice.  As of September 30, 2019, a total of 421,016 shares have been repurchased under this authorization at an average price of $25.81, including 143,210 shares during the third quarter at an average price of $25.55 per share.

Equity Bancshares, Inc.

PRESS RELEASE - 10/21/2019

Equity’s Balance Sheet Highlights:

•

Total loans held for investment of $2.60 billion at September 30, 2019, as compared to total loans held for investment of $2.58 billion at December 31, 2018.  The increase of $25.5 million includes growth of $19.0 million, or 0.7%, and $6.5 million of loans added in the MidFirst acquisition.

•

Total deposits were $3.11 billion at September 30, 2019 compared to $3.12 billion at December 31, 2018.  Signature deposits, including core deposits comprised of checking accounts, savings accounts and money market accounts, were $2.18 billion at September 30, 2019, compared to $2.12 billion at December 31, 2018.  Organic signature deposit growth was 0.7% for the nine months ended September 30, 2019.  In addition, the MidFirst acquisition added total deposits of $98.5 million.

•	Total assets of $4.07 billion at September 30, 2019, compared to $4.06 billion at December 31, 2018. The MidFirst acquisition added total assets of $98.6 million.
•	Book value per common share of $30.25 at September 30, 2019 and $28.87 at December 31, 2018. Tangible book value per common share of $19.99 at September 30, 2019 and $19.08 at December 31, 2018.

Financial Results for Nine Months Ended September 30, 2019

Net income allocable to common stockholders was $15.6 million for the nine months ended September 30, 2019, as compared to $25.9 million for the nine months ended September 30, 2018, a decrease of $10.3 million, principally related to the non-typical specific impairment of $14.5 million taken during the first quarter of 2019.  Results of operations of the MidFirst acquisition are included in Equity’s 2019 results of operations subsequent to the acquisition on February 8, 2019.  Equity’s financial results also reflect results of operations of our 2018 mergers subsequent to the merger dates.  Equity Bank merged with City Bank and Trust (“CBT”) in Guymon, Oklahoma, on August 23, 2018, and on May 4, 2018, Equity completed mergers with Kansas Bank Corporation (“KBC”), parent company of First National Bank of Liberal/Hugoton (“FNB”) in Liberal, Kansas and Adams Dairy Bancshares, Inc. (“Adams”), parent company of Adams Dairy Bank in Blue Springs, Missouri.

Diluted earnings per share were $0.98 for the nine-month period ended September 30, 2019, as compared to $1.66 for the comparable period of 2018.  Weighted average fully diluted shares were 15,896,605 and 15,578,017 for the nine-month periods ended September 30, 2019 and 2018.

Net interest income was $93.5 million for the nine months ended September 30, 2019, as compared to $91.5 million for the nine months ended September 30, 2018, an increase of $2.0 million, or a 2.2% increase.  The additional net interest income was primarily the result of interest-earning assets growing at a faster rate than interest-bearing liabilities due to increases in non-interest bearing deposits and capital.

Our net interest margin was 3.44% for the nine months ended September 30, 2019, as compared to 3.86% for the nine months ended September 30, 2018.  The decrease in net interest margin was partly due to an increase in cost of funds, a reduction in loan fees, additional callable bond premium amortization related to the adoption of ASU 2017-08 and the movement of a large credit relationship to nonaccrual during the first quarter of 2019.

The provision for loan losses was $17.3 million for the nine months ended September 30, 2019, as compared to $3.2 million for the nine months ended September 30, 2018.  In the first quarter of 2019, we recorded a $14.5 million provision for loss against a credit relationship and subsequently charged off a net of $10.2 million on this credit relationship during the first nine months of 2019.  Net charge-offs for the nine months ended September 30, 2019, were $697 thousand, exclusive of the net charge offs related to the previously mentioned credit relationship, as compared to net charge-offs of $699 thousand for the comparable period in 2018.

Total non-interest income was $18.3 million for the nine months ended September 30, 2019, as compared to $14.3 million for the nine months ended September 30, 2018.  The variance is largely attributable to increases in debit card income, service charges and fees, mortgage banking income and an increase in swap fees.  Non-interest income includes the increase in value of bank-owned life insurance of $1.5 million and $1.7 million for the nine-month periods ended September 30, 2019 and 2018.

Equity Bancshares, Inc.

PRESS RELEASE - 10/21/2019

Total non-interest expense was $74.8 million for the nine months ended September 30, 2019, as compared to $69.2 million for the nine months ended September 30, 2018.  These results include the effect of the May 2018 addition of five locations in southwest Kansas plus one location in Blue Springs, Missouri; the August 2018 addition of one location in Guymon, Oklahoma; and the February 2019 acquisition of two additional locations in Guymon, Oklahoma, and one location in Cordell, Oklahoma.  In addition, the results reflect added lending, customer service, corporate and operations staff indirectly attributable to mergers and organic growth.  Also, data processing costs increased due to more accounts, higher transaction volumes and our new online banking platform.  Trust and wealth management infrastructure and an increase in professional fees contributed as well.  Non-interest expense also includes merger expenses of $915 thousand ($694 thousand after tax) for the nine months ended September 30, 2019.  Merger expenses for the nine months ended September 30, 2018, totaled $6.5 million ($5.0 million after tax).

Equity’s effective tax rate for the nine-month period ended September 30, 2019 was 21.0% as compared to 22.2% for the nine-month period ended September 30, 2018.  For both of the comparable periods, the estimated annual effective tax rate at which income tax expense was provided reflect, in addition to statutory tax rates, the levels of tax-exempt interest income, non-taxable life insurance income, non-deductible facilitative merger expense and other non-deductible expense in proportion to anticipated annual income before income taxes, as well as federal income tax credits anticipated to be available in each annual period.

Financial Results for Quarter Ended September 30, 2019

Net income allocable to common stockholders was $10.4 million for the three months ended September 30, 2019, as compared to net income allocable to common stockholders of $10.3 million for the three months ended September 30, 2018, an increase of $84 thousand.

Diluted earnings per share were $0.66 for the three months ended September 30, 2019, as compared to diluted earnings per share of $0.64 for the comparable period in 2018.  Weighted average fully diluted shares were 15,708,038 and 16,136,607 for the three months ended September 30, 2019 and 2018.

Net interest income was $31.5 million for the three months ended September 30, 2019, as compared to $32.8 million for the three months ended September 30, 2018, a $1.2 million, or 3.8%, decrease.  The decrease in net interest income was primarily driven by an increase in deposit rates and an overall increase in the average cost of funds, partially offset by an increase in the average volume of loans.

The net interest margin was 3.42% for the three months ended September 30, 2019, as compared to 3.76% for the three months ended September 30, 2018.  The decrease in net interest margin was partly due to a reduction in loan fees, an overall increase in our cost of funds and the movement of the above mentioned large credit relationship to nonaccrual during the first quarter of 2019.  Our cost of funds has increased primarily due to higher interest rates for both retail and public fund deposits.  The cost of retail deposits has increased as the general level of interest rates has risen and from an increased level of market competition for this type of deposit, which are desirable due to their lower level of interest-rate sensitivity.  The cost of public fund deposits has increased due to the level of competition for these deposits, from both other financial institutions and state investment funds.

The provision for loan losses was $679 thousand for the three months ended September 30, 2019, as compared to $1.3 million for the three months ended September 30, 2018.  For the three months ended September 30, 2019, we had net charge-offs of $581 thousand, of which $390 thousand was related to the credit relationship for which we provisioned $14.5 million during the first quarter of 2019, as compared to net charge-offs of $364 thousand for the same period in 2018.

Total non-interest income for the quarter ended September 30, 2019 was $6.6 million, compared to $5.4 million for the quarter ended September 30, 2018.  This increase was largely due to increases in debit card income, service charges and fees and an increase in mortgage banking.  The increases in debit card income and service charges and fees are principally attributable to the addition of accounts and higher transaction volumes.  Non-interest income includes the increase in value of bank-owned life insurance of $507 thousand and $521 thousand for the three-month periods ended September 30, 2019 and 2018.

Equity Bancshares, Inc.

PRESS RELEASE - 10/21/2019

Total non-interest expense was $24.2 million for the quarter ended September 30, 2019, compared to $23.6 million for the quarter ended September 30, 2018.  The increase in non-interest expense is due largely to increases in salaries and employee benefits, professional fees and data processing, partially offset by decreases in merger expenses, FDIC insurance expense and loan expense.  The results reflect added lending, customer service, corporate and operations staff indirectly attributable to mergers and organic growth plus increased data processing costs due to more accounts, higher transaction volumes along with our new online banking platform and trust and wealth management infrastructure and an increase in professional fees.  Non-interest expense does not include any merger expenses for the three months ended September 30, 2019.  Merger expenses for the three months ended September 30, 2018, totaled $757 thousand ($581 thousand after tax).  During the third quarter of 2019, Equity received a credit of $505 thousand that reduced the quarterly assessments paid to the Federal Deposit Insurance Corporation.

Equity’s effective tax rate for the quarter ended September 30, 2019 was 21.1% as compared to 22.1% for the quarter ended September 30, 2018.

Loans, Deposits and Total Assets

Loans held for investment were $2.60 billion at September 30, 2019, as compared to $2.58 billion at December 31, 2018, an increase of $25.5 million.  The increase in loans held for investment includes $6.5 million of net loans acquired in the February 2019 MidFirst acquisition plus $19.0 million of additional loan growth.

As of September 30, 2019, Equity’s allowance for loan losses to total loans was 0.69%, as compared to 0.44% at December 31, 2018.  Total reserves, including purchase discounts, to total loans were approximately 1.14% as of September 30, 2019, as compared to 1.02% at December 31, 2018.  Nonperforming assets of $57.1 million as of September 30, 2019, were 1.40% of total assets.  Nonperforming assets at December 31, 2018, were $39.6 million or 0.98% of total assets.

Total deposits were $3.11 billion at September 30, 2019, as compared to $3.12 billion at December 31, 2018.  Total deposits decreased $16.5 million between December 31, 2018 and September 30, 2019.  This decrease included a $128.9 million decrease in organic time deposits and a $28.3 million decrease in organic demand deposits, partially offset by $98.5 million assumed in the MidFirst acquisition and a $42.1 million increase in organic savings, NOW and money market deposits.  Signature deposits were $2.18 billion at September 30, 2019, as compared to $2.12 billion at December 31, 2018.

At September 30, 2019, Equity had consolidated total assets of $4.07 billion, as compared to $4.06 billion at December 31, 2018, an increase of $12.9 million.  The increase in total assets includes $98.6 million of total assets acquired in the MidFirst acquisition.

Borrowings and Capital

At September 30, 2019, borrowings totaled $480.0 million, as compared to $464.7 million at December 31, 2018.  The increase in borrowings was principally due to a $25.2 million increase in Federal Home Loan Bank advances, partially offset by a $9.4 million reduction in federal funds purchased and retail repurchase agreements.

At September 30, 2019, common stockholders’ equity totaled $467.1 million, $30.25 per common share, compared to $455.9 million, $28.87 per common share, at December 31, 2018.  Tangible common equity was $308.7 million and tangible book value per common share was $19.99 at September 30, 2019.  Tangible common equity was $301.3 million and tangible book value per common share was $19.08 at December 31, 2018.  During the second and third quarters of 2019, the company repurchased a total of 421,016 shares of our Class A Voting Common Stock at a total cost of $10.9 million, or $25.81 per share.  The ratio of common equity tier 1 capital to risk-weighted assets was approximately 11.05% and the total capital to risk-weighted assets was approximately 12.19% at September 30, 2019.

Equity Bancshares, Inc.

PRESS RELEASE - 10/21/2019

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of this press release.

Conference Call and Webcast

Equity Chairman and Chief Executive Officer, Brad Elliott, and Chief Financial Officer, Greg Kossover, will hold a conference call and webcast to discuss third quarter 2019 results on Tuesday, October 22, 2019 at 10 a.m. eastern time, 9:00 a.m. central time.

Investors, news media and other participants should register for the call or audio webcast at investor.equitybank.com. On Tuesday, October 22, 2019, participants may also dial into the call toll-free at (844) 534-7311 from anywhere in the U.S. or (574) 990-1419 internationally, using conference ID no. 6064137.

Participants are encouraged to dial into the call or access the webcast approximately 10 minutes prior to the start time.  Presentation slides to pair with the call or webcast will be posted one hour prior to the call at investor.equitybank.com.

A replay of the call and webcast will be available two hours following the close of the call until October 29, 2019, accessible at (855) 859-2056 with conference ID no. 6064137 at investor.equitybank.com.

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is the holding company for Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, trust and wealth management services and treasury management services, while delivering the high-quality, relationship-based customer service of a community bank. Equity’s common stock is traded on the NASDAQ Global Select Market under the symbol “EQBK.” Learn more at www.equitybank.com.

No Offer or Solicitation

This press release shall not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation or an offer to buy any securities. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirement of Section 10 of the Securities Act of 1933, as amended.

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature.  These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  Factors that could cause actual results to differ materially from Equity’s expectations include competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary

Equity Bancshares, Inc.

PRESS RELEASE - 10/21/2019

fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses; and similar variables. The foregoing list of factors is not exhaustive.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 20, 2019 and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

Investor Contact:

Chris Navratil

SVP, Finance

Equity Bancshares, Inc.

(316) 612-6014

cnavratil@equitybank.com

Media Contact:

John J. Hanley

SVP, Senior Director of Marketing

Equity Bancshares, Inc.

(816) 505-4063

jhanley@equitybank.com

Unaudited Financial Tables

•	Table 1. Selected Financial Highlights
•	Table 2. Year-to-Date Analysis of Changes in Net Interest Income
•	Table 3. Quarterly Analysis of Changes in Net Interest Income
•	Table 4. Consolidated Balance Sheets
•	Table 5. Consolidated Statements of Income
•	Table 6. Non-GAAP Financial Measures

Equity Bancshares, Inc.

PRESS RELEASE - 10/21/2019

TABLE 1. SELECTED FINANCIAL HIGHLIGHTS (Unaudited)

(Dollars in thousands, except per share data)

	As of and for the three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Statement of Income Data
Net interest income	$31,526	$31,288	$30,639	$33,336	$32,755
Provision for loan losses	679	974	15,646	750	1,291
Net gains (losses) from securities transactions	4	7	6	5	(4)
Other non-interest income	6,568	6,444	5,318	5,444	5,437
Total non-interest income	6,572	6,451	5,324	5,449	5,433
Merger expense	—	276	639	938	757
Other non-interest expense	24,223	24,747	24,904	24,200	22,890
Total non-interest expense	24,223	25,023	25,543	25,138	23,647
Income (loss) before income taxes	13,196	11,742	(5,226)	12,897	13,250
Provision for income taxes (benefits)	2,790	2,510	(1,153)	2,972	2,928
Net income (loss)	10,406	9,232	(4,073)	9,925	10,322
Net income (loss) allocable to common stockholders	10,406	9,232	(4,073)	9,925	10,322
Basic earnings (loss) per share	0.67	0.59	(0.26)	0.63	0.65
Diluted earnings (loss) per share	0.66	0.58	(0.26)	0.62	0.64

Balance Sheet Data (at period end)
Available-for-sale securities	$152,680	$161,082	$166,355	$168,875	$172,388
Held-to-maturity securities	764,163	766,950	749,493	748,356	713,899
Gross loans held for investment	2,600,924	2,679,985	2,618,986	2,575,408	2,598,729
Allowance for loan losses	17,875	17,777	26,340	11,454	11,010
Intangible assets, net	158,350	159,147	159,944	154,665	155,430
Total assets	4,074,663	4,180,074	4,065,354	4,061,716	3,931,036
Total deposits	3,106,929	3,185,893	3,260,870	3,123,447	2,821,246
Non-time deposits	2,177,820	2,192,534	2,220,110	2,115,541	1,969,715
Borrowings	480,000	515,582	331,221	464,676	652,755
Total liabilities	3,607,613	3,721,668	3,611,891	3,605,775	3,487,799
Total stockholders’ equity	467,050	458,406	453,463	455,941	443,237
Tangible common equity*	308,700	299,259	293,519	301,276	287,807

Selected Average Balance Sheet Data (quarterly average)
Investment securities	$926,839	$924,914	$918,804	$893,642	$860,940
Total gross loans receivable	2,646,454	2,655,256	2,560,030	2,590,610	2,516,833
Interest-earnings assets	3,657,970	3,665,618	3,560,815	3,578,487	3,457,871
Total assets	4,030,606	4,025,764	3,926,359	3,935,722	3,804,114
Interest-bearing deposits	2,673,007	2,726,443	2,709,596	2,501,227	2,251,937
Borrowings	390,562	347,103	269,492	480,417	642,575
Total interest-bearing liabilities	3,063,569	3,073,546	2,979,088	2,981,644	2,894,512
Total deposits	3,152,785	3,200,624	3,178,164	2,991,657	2,709,741
Total liabilities	3,567,354	3,568,661	3,466,646	3,486,272	3,364,343
Total stockholders' equity	463,252	457,103	459,713	449,450	439,771
Tangible common equity*	304,492	297,541	302,398	294,506	289,515

Performance ratios
Return on average assets (ROAA) annualized	1.02%	0.92%	(0.42)%	1.00%	1.08%
Return on average equity (ROAE) annualized	8.91%	8.10%	(3.59)%	8.76%	9.31%
Return on average tangible common equity (ROATCE) annualized*	14.38%	13.29%	(4.62)%	14.17%	14.91%
Yield on loans annualized	5.70%	5.74%	5.79%	5.91%	5.73%
Cost of interest-bearing deposits annualized	1.56%	1.64%	1.61%	1.45%	1.15%
Cost of total deposits annualized	1.32%	1.40%	1.37%	1.21%	0.95%
Net interest margin annualized	3.42%	3.42%	3.49%	3.70%	3.76%
Efficiency ratio*	63.59%	65.59%	69.26%	62.40%	59.93%
Non-interest income / average assets	0.65%	0.64%	0.55%	0.55%	0.57%
Non-interest expense / average assets	2.38%	2.49%	2.64%	2.53%	2.47%

Equity Bancshares, Inc.

PRESS RELEASE - 10/21/2019

Capital Ratios
Tier 1 Leverage Ratio	8.48%	8.26%	8.37%	8.60%	8.60%
Common Equity Tier 1 Capital Ratio	11.05%	10.46%	10.46%	10.95%	10.49%
Tier 1 Risk Based Capital Ratio	11.56%	10.95%	10.96%	11.45%	10.99%
Total Risk Based Capital Ratio	12.19%	11.56%	11.87%	11.86%	11.37%
Total stockholders' equity to total assets	11.46%	10.97%	11.15%	11.23%	11.28%
Tangible common equity to tangible assets*	7.88%	7.44%	7.52%	7.71%	7.62%
Book value per common share	$30.25	$29.45	$28.66	$28.87	$28.07
Tangible book value per common share*	$19.99	$19.23	$18.55	$19.08	$18.22
Tangible book value per diluted common share*	$19.73	$18.99	$18.30	$18.73	$17.86

* The value noted is considered a Non-GAAP financial measure.  For a reconciliation of Non-GAAP financial measures, see Table 6. Non-GAAP Financial Measures

Equity Bancshares, Inc.

PRESS RELEASE - 10/21/2019

TABLE 2. YEAR-TO-DATE ANALYSIS OF CHANGES IN NET INTEREST INCOME (Unaudited)

(Dollars in thousands)

	For the nine months ended			For the nine months ended
	September 30, 2019			September 30, 2018
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate (3) (4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate (3) (4)
Interest-earning assets
Loans (1)	$2,620,897	$112,611	5.74%	$2,320,402	$98,484	5.67%
Total securities	923,548	17,867	2.59%	776,271	15,672	2.70%
Federal funds sold and other	84,045	2,037	3.24%	72,102	1,820	3.38%
Total interest-earning assets	3,628,490	132,515	4.88%	3,168,775	115,976	4.89%
Interest-bearing liabilities
Total interest-bearing demand and savings	1,705,612	16,914	1.33%	1,359,657	8,155	0.80%
Certificates of deposit	997,270	15,467	2.07%	789,133	8,411	1.43%
Total interest-bearing deposits	2,702,882	32,381	1.60%	2,148,790	16,566	1.03%
FHLB advances & LOC	266,118	5,103	2.56%	442,370	6,548	1.98%
Other borrowings	70,044	1,578	3.01%	67,644	1,400	2.77%
Total interest-bearing liabilities	3,039,044	39,062	1.72%	2,658,804	24,514	1.23%

Net interest income		$93,453			$91,462
Interest rate spread			3.16%			3.66%

Net interest margin (2)			3.44%			3.86%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed.  Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

	For the nine months ended
	September 30, 2019 vs. 2018
	Total Increase/(Decrease)
	Volume Variance (1)	Yield/Rate Variance (1)	Total Variance
Interest-earning assets
Loans	$12,897	$1,230	$14,127
Total securities	2,835	(640)	2,195
Federal funds sold and other	292	(75)	217
Total interest-earning assets	16,024	515	16,539
Interest-bearing liabilities
Total interest-bearing demand and savings	2,485	6,274	8,759
Certificates of deposit	2,589	4,467	7,056
Total interest-bearing deposits	5,074	10,741	15,815
FHLB advances & LOC	(3,052)	1,607	(1,445)
Other borrowings	43	135	178
Total interest-bearing liabilities	2,065	12,483	14,548

Net interest income	$13,959	$(11,968)	$1,991

(1) The effect of changes in volume is determined by multiplying the change in volume by the previous year's average rate. Similarly, the effect of rate changes is calculated by multiplying the change in average rate by the prior year's volume. The changes attributable to both volume and rate, which cannot be segregated, have been allocated to the volume variance and the rate variance in proportion to the relationship of the absolute dollar amount of the change in each.

Equity Bancshares, Inc.

PRESS RELEASE - 10/21/2019

TABLE 3. QUARTERLY ANALYSIS OF CHANGES IN NET INTEREST INCOME (Unaudited)

(Dollars in thousands)

	For the three months ended			For the three months ended
	September 30, 2019			September 30, 2018
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate (3) (4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate (3) (4)
Interest-earning assets
Loans (1)	$2,646,454	$38,051	5.70%	$2,516,833	$36,335	5.73%
Total securities	926,839	5,718	2.45%	860,940	5,933	2.73%
Federal funds sold and other	84,677	780	3.66%	80,098	754	3.74%
Total interest-earning assets	3,657,970	44,549	4.83%	3,457,871	43,022	4.94%
Interest-bearing liabilities
Total interest-bearing demand and savings	1,707,459	5,389	1.25%	1,438,616	3,342	0.92%
Certificates of deposit	965,548	5,118	2.10%	813,321	3,168	1.55%
Total interest-bearing deposits	2,673,007	10,507	1.56%	2,251,937	6,510	1.15%
FHLB advances & LOC	320,528	1,957	2.42%	565,715	3,155	2.21%
Other borrowings	70,034	559	3.16%	76,860	602	3.11%
Total interest-bearing liabilities	3,063,569	13,023	1.69%	2,894,512	10,267	1.41%

Net interest income		$31,526			$32,755
Interest rate spread			3.14%			3.53%

Net interest margin (2)			3.42%			3.76%
(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed.  Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

	For the three months ended
	September 30, 2019 vs. 2018
	Total Increase/(Decrease)
	Volume Variance (1)	Yield/Rate Variance (1)	Total Variance
Interest-earning assets
Loans	$1,864	$(148)	$1,716
Total securities	421	(636)	(215)
Federal funds sold and other	42	(16)	26
Total interest-earning assets	2,327	(800)	1,527
Interest-bearing liabilities
Total interest-bearing demand and savings	726	1,321	2,047
Certificates of deposit	666	1,284	1,950
Total interest-bearing deposits	1,392	2,605	3,997
FHLB advances & LOC	(1,474)	276	(1,198)
Other borrowings	(73)	30	(43)
Total interest-bearing liabilities	(155)	2,911	2,756

Net interest income	$2,482	$(3,711)	$(1,229)

(1) The effect of changes in volume is determined by multiplying the change in volume by the previous year's average rate. Similarly, the effect of rate changes is calculated by multiplying the change in average rate by the prior year's volume. The changes attributable to both volume and rate, which cannot be segregated, have been allocated to the volume variance and the rate variance in proportion to the relationship of the absolute dollar amount of the change in each.

Equity Bancshares, Inc.

PRESS RELEASE - 10/21/2019

TABLE 4. CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	September 30,	December 31,
	2019	2018
ASSETS
Cash and due from banks	$167,895	$192,735
Federal funds sold	158	83
Cash and cash equivalents	168,053	192,818
Interest-bearing time deposits in other banks	3,497	4,991
Available-for-sale securities	152,680	168,875
Held-to-maturity securities, fair value of $778,966 and $739,989	764,163	748,356
Loans held for sale	8,784	2,972
Loans, net of allowance for loan losses of $17,875 and $11,454	2,583,049	2,563,954
Other real estate owned, net	5,944	6,372
Premises and equipment, net	84,481	80,442
Bank-owned life insurance	74,599	73,105
Federal Reserve Bank and Federal Home Loan Bank stock	31,710	29,214
Interest receivable	16,994	17,372
Goodwill	136,432	131,712
Core deposit intangibles, net	20,727	21,725
Other	23,550	19,808
Total assets	$4,074,663	$4,061,716
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand	$488,214	$503,831
Total non-interest-bearing deposits	488,214	503,831
Savings, NOW and money market	1,689,606	1,611,710
Time	929,109	1,007,906
Total interest-bearing deposits	2,618,715	2,619,616
Total deposits	3,106,929	3,123,447
Federal funds purchased and retail repurchase agreements	40,652	50,068
Federal Home Loan Bank advances	410,093	384,898
Bank stock loan	14,770	15,450
Subordinated debentures	14,485	14,260
Contractual obligations	3,744	3,965
Interest payable and other liabilities	16,940	13,687
Total liabilities	3,607,613	3,605,775
Commitments and contingent liabilities
Stockholders’ equity
Common stock	174	173
Additional paid-in capital	382,155	379,085
Retained earnings	115,743	101,326
Accumulated other comprehensive loss	(423)	(4,867)
Employee stock loans	(77)	(121)
Treasury stock	(30,522)	(19,655)
Total stockholders’ equity	467,050	455,941
Total liabilities and stockholders’ equity	$4,074,663	$4,061,716

Equity Bancshares, Inc.

PRESS RELEASE - 10/21/2019

TABLE 5. CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Dollars in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Interest and dividend income
Loans, including fees	$38,051	$36,335	$112,611	$98,484
Securities, taxable	4,673	4,836	14,724	12,671
Securities, nontaxable	1,045	1,097	3,143	3,001
Federal funds sold and other	780	754	2,037	1,820
Total interest and dividend income	44,549	43,022	132,515	115,976
Interest expense
Deposits	10,507	6,510	32,381	16,566
Federal funds purchased and retail repurchase agreements	50	30	116	77
Federal Home Loan Bank advances	1,957	3,155	5,103	6,548
Bank stock loan	198	265	507	448
Subordinated debentures	311	307	955	875
Total interest expense	13,023	10,267	39,062	24,514

Net interest income	31,526	32,755	93,453	91,462
Provision for loan losses	679	1,291	17,299	3,211
Net interest income after provision for loan losses	30,847	31,464	76,154	88,251
Non-interest income
Service charges and fees	2,268	1,912	6,431	5,221
Debit card income	2,205	1,667	6,129	4,442
Mortgage banking	820	392	1,699	1,017
Increase in value of bank-owned life insurance	506	521	1,493	1,681
Net gains (losses) from securities transactions	4	(4)	17	(14)
Other	769	945	2,578	1,929
Total non-interest income	6,572	5,433	18,347	14,276
Non-interest expense
Salaries and employee benefits	13,039	12,361	40,204	34,881
Net occupancy and equipment	2,177	2,125	6,332	5,938
Data processing	2,673	2,195	7,436	5,837
Professional fees	991	686	3,375	2,245
Advertising and business development	806	802	2,174	2,086
Telecommunications	523	451	1,593	1,252
FDIC insurance	111	457	1,119	1,211
Courier and postage	352	321	1,020	879
Free nationwide ATM cost	459	364	1,240	986
Amortization of core deposit intangibles	784	694	2,348	1,703
Loan expense	165	319	608	810
Other real estate owned	(88)	355	326	(48)
Merger expenses	—	757	915	6,524
Other	2,231	1,760	6,099	4,945
Total non-interest expense	24,223	23,647	74,789	69,249
Income before income tax	13,196	13,250	19,712	33,278
Provision for income taxes	2,790	2,928	4,147	7,378
Net income and net income allocable to common stockholders	$10,406	$10,322	$15,565	$25,900
Basic earnings per share	$0.67	$0.65	$0.99	$1.70
Diluted earnings per share	$0.66	$0.64	$0.98	$1.66

Equity Bancshares, Inc.

PRESS RELEASE - 10/21/2019

TABLE 6. Non-GAAP Financial Measures (Unaudited)

(Dollars in thousands, except per share data)

	As of and for the three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Total stockholders' equity	$467,050	$458,406	$453,463	$455,941	$443,237
Less: goodwill	136,432	136,432	136,432	131,712	131,723
Less: core deposit intangibles, net	20,727	21,512	22,296	21,725	22,466
Less: mortgage servicing asset, net	7	8	10	11	13
Less: naming rights, net	1,184	1,195	1,206	1,217	1,228
Tangible common equity	$308,700	$299,259	$293,519	$301,276	$287,807
Common shares issued at period end	15,440,334	15,563,873	15,820,303	15,793,095	15,792,695
RSU shares vested	—	—	108	—	—
Common shares outstanding at period end	15,440,334	15,563,873	15,820,411	15,793,095	15,792,695
Diluted common shares outstanding at period end	15,647,456	15,758,747	16,036,700	16,085,729	16,118,067
Book value per common share	$30.25	$29.45	$28.66	$28.87	$28.07
Tangible book value per common share	$19.99	$19.23	$18.55	$19.08	$18.22
Tangible book value per diluted common share	$19.73	$18.99	$18.30	$18.73	$17.86

Total assets	$4,074,663	$4,180,074	$4,065,354	$4,061,716	$3,931,036
Less: goodwill	136,432	136,432	136,432	131,712	131,723
Less: core deposit intangibles, net	20,727	21,512	22,296	21,725	22,466
Less: mortgage servicing asset, net	7	8	10	11	13
Less: naming rights, net	1,184	1,195	1,206	1,217	1,228
Tangible assets	$3,916,313	$4,020,927	$3,905,410	$3,907,051	$3,775,606
Total stockholders' equity to total assets	11.46%	10.97%	11.15%	11.23%	11.28%
Tangible common equity to tangible assets	7.88%	7.44%	7.52%	7.71%	7.62%
Total average stockholders' equity	$463,252	$457,103	$459,713	$449,450	$439,771
Less: average intangible assets	158,760	159,562	157,315	154,944	150,256
Average tangible common equity	$304,492	$297,541	$302,398	$294,506	$289,515
Net income (loss) allocable to common stockholders	$10,406	$9,232	$(4,073)	$9,925	$10,322
Amortization of intangible assets	797	797	791	752	707
Less: tax effect of intangible assets amortization	167	167	166	158	148
Adjusted net income (loss) allocable to common stockholders	$11,036	$9,862	$(3,448)	$10,519	$10,881
Return on total average stockholders' equity (ROAE) annualized	8.91%	8.10%	(3.59)%	8.76%	9.31%
Return on average tangible common equity (ROATCE) annualized	14.38%	13.29%	(4.62)%	14.17%	14.91%
Non-interest expense	$24,223	$25,023	$25,543	$25,138	$23,647
Less: merger expenses	—	276	639	938	757
Non-interest expense, excluding merger expenses	$24,223	$24,747	$24,904	$24,200	$22,890
Net interest income	$31,526	$31,288	$30,639	$33,336	$32,755
Non-interest income	6,572	6,451	5,324	5,449	5,433
Less: net gains (losses) from securities transactions	4	7	6	5	(4)
Non-interest income, excluding gains (losses) from securities transactions	$6,568	$6,444	$5,318	$5,444	$5,437
Net interest income plus non-interest income, excluding net gains (losses) from securities transactions	$38,094	$37,732	$35,957	$38,780	$38,192
Non-interest expense to net interest income plus non-interest income	63.58%	66.31%	71.03%	64.81%	61.92%
Efficiency ratio	63.59%	65.59%	69.26%	62.40%	59.93%